THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of March 5, 2007 (the AMENDMENT), between HENNESSEY FINANCIAL, LLC, a Minnesota limited liability company (MEZZANINE BORROWER) and CS FINANCING CORPORATION, a Delaware corporation (together with its successors and assigns, MEZZANINE LENDER).

RECITALS:

A.
Mezzanine Borrower and Mezzanine Lender have entered into that certain Mezzanine Loan and Security Agreement dated October 5, 2005 and amended on August 22, 2006 and again on September 21, 2006 (“Loan Agreement”).

B.	Mezzanine Borrower and Mezzanine Lender desire to amend the Loan Agreement as stated herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, Mezzanine Borrower and Mezzanine Lender hereby agree as follows:

1.	Section 2.5.3 of the Loan Agreement shall be amended and restated as follows:

Satisfactory Collateral. The Pledge and the other Loan Documents shall constitute a valid and perfected Lien on the Collateral for at least 125% of the full amount of the Principal Amount, free and clear of all Liens other than encumbrances specifically approved by Mezzanine Lender, in writing, in its sole discretion; Mezzanine Lender shall have received such UCC, tax, lien and judgment searches in respect of the Collateral as it shall have deemed necessary and the results of such searches shall be acceptable to Mezzanine Lender in its sole discretion;

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

HENNESSEY FINANCIAL LLC,
a Minnesota limited liability company

By: /s/ Jeffrey Allen Gardner

Name: Jeffrey Allen Gardner
Title: President

MEZZANINE LENDER:

CS FINANCING CORPORATION         a Delaware corporation

By: /s/ Timothy R. Redpath

Name: Timothy R. Redpath
Title: CEO